EXHIBIT 21.1

SUBSIDIARIES OF ATLAS AMERICA, INC.

Name	Jurisdiction

Atlas America, LLC	Pennsylvania

Crown Drilling, LLC	Pennsylvania

AED Investments, Inc.	Delaware

Atlas America Mid-Continent, Inc.	Delaware

Atlas Resource Pennsylvania, Inc.	Delaware

Atlas Energy Management, Inc.	Delaware

Atlas Energy Resources, LLC	Delaware

Atlas Energy Operating Company, LLC	Delaware

Atlas Noble, LLC	Delaware

AER Pipeline Construction, Inc.	Delaware

Viking Resources, LLC	Pennsylvania

Atlas Energy Tennessee, LLC	Pennsylvania

Atlas Energy Indiana, LLC	Indiana

Atlas Energy, LLC	Pennsylvania

AIC, LLC	Delaware

Atlas Energy Ohio, LLC	Ohio

Atlas Resources, LLC	Pennsylvania

Anthem Securities, Inc.	Pennsylvania

Resource Energy, LLC	Delaware

Resource Well Services, LLC	Delaware

REI-NY, LLC	Delaware

Atlas Lightfoot, LLC	Delaware

Atlas Energy Finance Corp.	Delaware

Atlas Energy Michigan, LLC	Delaware

Atlas Gas & Oil Company, LLC	Michigan

Westside Pipeline Company, LLC	Michigan

Atlas Pipeline Holdings GP, LLC	Delaware

Atlas Pipeline Holdings, L.P.	Delaware

Atlas Pipeline Partners GP, LLC	Delaware

Atlas Pipeline Partners, L. P.	Delaware

Atlas Pipeline Operating Partnership, L.P.	Delaware

Atlas Pipeline New York, LLC	Pennsylvania

Atlas Pipeline Ohio, LLC	Pennsylvania

Atlas Pipeline Pennsylvania, LLC	Pennsylvania

Atlas Pipeline McKean, LLC	Pennsylvania

Atlas Pipeline Tennessee, LLC	Pennsylvania

Atlas Pipeline Mid-Continent LLC	Delaware

Saddleback Pipeline, LLC	Delaware

Atlas Pipeline Mid-Continent KansOK, LLC	Delaware

Elk City Oklahoma Pipeline, L.P.	Texas

Elk City Oklahoma GP, LLC	Delaware

ECOP Gas Company, LLC	Delaware

Atlas Arkansas Pipeline LLC	Oklahoma

Atlas Pipeline Finance Corp.	Delaware

NOARK Pipeline System, Limited Partnership	Arkansas

Mid-Continent Arkansas Pipeline, LLC	Arkansas

Ozark Gas Transmission, LLC	Oklahoma

Ozark Gas Gathering, LLC	Oklahoma

NOARK Energy Services, LLC	Oklahoma

Atlas Midkiff, LLC	Delaware

Atlas Chaney Dell, LLC	Delaware

Atlas Pipeline Mid-Continent WestTex, LLC	Delaware

Atlas Pipeline Mid-Continent WestOk, LLC	Delaware